UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2007

FIRST CAPITAL INSTITUTIONAL REAL ESTATE, LTD.-2

(Exact name of Registrant as Specified in Its Charter)

Florida	0-12945	59-2313852
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 North Riverside Plaza, Suite 700 Chicago, Illinois	60606
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 207-0020

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On October 10, 2006, the Partnership filed a Certificate of Dissolution with the Florida Department of State and is now dissolved and in the process of winding up its affairs and liquidating. Upon completion of the winding up of the Partnership, the General Partner intends to instruct counsel to the Partnership to file a Statement of Termination with the Florida Department of State in accordance with section 620.1203 of the Florida Revised Uniform Limited Partnership Act, which will have the effect of terminating the Certificate of Limited Partnership of the Partnership by the Secretary of State for the State of Florida. The General Partner notified the Partnership’s transfer agent (Bank of New York) to terminate transfers of Units of the Partnership as of October 10, 2006. Unless otherwise defined, the terms used herein have the same meanings ascribed to them in the Partnership Agreement

In accordance with Section 620.1806 of the Florida Revised Uniform Limited Partnership Act (the “Act”), the Partnership provided written notice of its dissolution to any and all known claimants, including the California Regional Water Quality Control Board – Los Angeles Region with respect to the Lakewood Square Shopping Center, Lakewood, California (“Lakewood”), and gave the known claimants up to 120 days after the effective date of the notice to confirm or expand the claim to the Partnership. The Partnership has not received notice from any claimant asserting any new claims, or disputing or expanding its claims to the Partnership.

On the expected distribution date of March 15, 2007, the Partnership’s assets are anticipated to consist of cash and accrued interest totaling approximately $2,303,000.00 and a right of indemnification resulting from the sale of Lakewood. On or about March 15, 2007, the Partnership will distribute (i) $1,760,000.00, or $20.73 per Unit, to Holders of record as of October 10, 2006, representing the final liquidating distribution to the Holders; and (ii) $195,000.00 to the General Partner, representing its allocation of the final liquidating distribution in accordance with Section 8.2(b) of the Partnership Agreement.

As part of the liquidation and winding up of the Partnership, the General Partner will assume all of the Partnership’s liabilities and obligations, including ongoing liquidation costs, and the right of indemnification relating to Lakewood. As a result, on or about March 15, 2007, the Partnership will transfer to the General Partner $348,000.00 in cash, which represents the General Partner’s estimate of current and future liquidation costs and expenses that are expected to be incurred, such as costs including, but not limited, to financial reporting and investor services, attorneys fees, accountant and tax return preparation fees. In the event that the Partnership’s liabilities and liquidation costs assumed by the General Partner exceed the sum of the amount paid to the General Partner in cash, the excess liabilities and liquidation costs will be paid by the General Partner out of its own funds. Conversely, if the Partnership’s liabilities and liquidation costs assumed by the General Partner are less than the cash payment to the General Partner plus any amounts recovered from the claims, the General Partner will retain the excess amount.

The General Partner anticipates that it will provide 2006 tax year information to all Holders in March, 2007, and final income tax information in early 2008.

Questions should be directed to Investor Services at 800-447-7364.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRST CAPITAL INSTITUTIONAL
REAL ESTATE, LTD.–2

By:	First Capital Financial, L.L.C.
Its:	General Partner

By:	/s/ Philip G. Tinkler
Philip G. Tinkler, President

Date: February 27, 2007